Exhibit 99.1

For release: February 19, 2021

Contact: Brian F. Kidd, SVP/Controller

Phone: (615) 890-2020

NHC Reports 2020 Year End Earnings

MURFREESBORO, Tenn. -- National HealthCare Corporation (NYSE American: NHC), the nation's oldest publicly traded senior health care company, announced today net operating revenues and CARES Act income for the year ended December 31, 2020 totaled $1,028,217,000 compared to $996,383,000 for the year ended December 31, 2019, an increase of 3.2%. The CARES Act funding is intended to partially offset COVID-19 expenses and lost revenues. Excluding the CARES Act income and other government COVID revenues recorded during 2020, net operating revenues would have decreased 4.2% compared to 2019.

For the year ended December 31, 2020, the reported GAAP net income attributable to NHC was $41,871,000 compared to $68,211,000 for the 2019 year. Excluding the unrealized gains and losses in our marketable equity securities portfolio and other non-GAAP adjustments, adjusted net income for the year ended December 31, 2020 was $58,543,000 compared to $59,616,000 for the 2019 year (*). GAAP diluted earnings per share were $2.72 and $4.44 for the years ended December 31, 2020 and 2019, respectively. Adjusted diluted earnings per share were $3.81 and $3.88 for the years ended December 31, 2020 and 2019, respectively (*).

Net operating revenues and CARES Act income for the quarter ended December 31, 2020 totaled $259,825,000 compared to $253,880,000 for the quarter ended December 31, 2019, an increase of 2.3%. Excluding the CARES Act income and other government COVID revenues recorded during the fourth quarter of 2020, net operating revenues would have decreased 8.1% compared to the fourth quarter of 2019. For the quarter ended December 31, 2020, reported GAAP net income attributable to NHC was $27,550,000 compared to $13,770,000 for the fourth quarter of 2019. Excluding the unrealized gains and losses in our marketable equity securities portfolio and other non-GAAP adjustments, adjusted net income for the three months ended December 31, 2020 was $13,822,000 compared to $16,822,000 for the fourth quarter of 2019.

(*) -      See the tables below that provide a reconciliation of GAAP to non-GAAP items.

About NHC

NHC affiliates operate for themselves and third parties 75 skilled nursing facilities with 9,463 beds. NHC affiliates also operate 24 assisted living communities, five independent living communities, one behavioral health hospital and 35 homecare programs. NHC’s other services include Alzheimer’s and memory care units, hospice services, pharmacy services, a rehabilitation services company, and providing management and accounting services to third party post-acute operators. Other information about the company can be found on our web site at www.nhccare.com.

Non-GAAP Financial Presentation

The Company is providing certain non-GAAP financial measures as the Company believes that these figures are helpful in allowing investors to more accurately assess the ongoing nature of the Company’s operations and measure the Company’s performance more consistently across periods. Therefore, the Company believes this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. The risks and uncertainties are detailed from time to time in reports filed by NHC with the S.E.C., including Forms 8-K, 10-Q and 10-K, and include, among others, the following: liabilities and other claims asserted against us and patient care liabilities, as well as the resolution of current litigation; availability of insurance and assets for indemnification; national and local economic conditions; including their effect on the availability and cost of labor, utilities and materials; the effect of government regulations and changes in regulations governing the healthcare industry, including our compliance with such regulations; changes in Medicare and Medicaid payment levels and methodologies and the application of such methodologies by the government and its fiscal intermediaries; and other factors referenced or incorporated by reference in the S.E.C. filings. The risks included here are not exhaustive. All forward-looking statements represent NHC’s best judgment as of the date of this release.

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Consolidated Statements of Income
(in thousands, except share and per share amounts)
	Three Months Ended		Year Ended
	December 31		December 31
	2020	2019	2020	2019
Revenues and grant income:
Net patient revenues	$234,646	$241,407	$931,795	$947,872
Other revenues	14,454	12,473	48,917	48,511
Government stimulus income	10,725	-	47,505	-
Net operating revenues and grant income	259,825	253,880	1,028,217	996,383

Costs and expenses:
Salaries, wages and benefits	153,359	151,390	609,306	592,831
Other operating	73,429	64,682	286,845	268,442
Facility rent	9,522	9,916	40,494	40,518
Depreciation and amortization	10,487	10,904	42,018	42,419
Interest	249	491	1,399	3,135
Total costs and expenses	247,046	237,383	980,062	947,345

Income from operations	12,779	16,497	48,155	49,038

Non-operating income	7,656	5,811	28,234	26,747
Unrealized gains/(losses) on marketable equity securities	16,614	(3,866)	(23,966)	12,230

Income before income taxes	37,049	18,442	52,423	88,015
Income tax provision	(9,633)	(4,755)	(10,433)	(20,039)
Net income	27,416	13,687	41,990	67,976

Net (income)/loss attributable to noncontrolling interest	134	83	(119)	235

Net income attributable to National HealthCare Corporation	$27,550	$13,770	$41,871	$68,211

Net income per common share	$1.80	$0.90	$2.74	$4.47
Basic	$1.79	$0.89	$2.72	$4.44
Diluted

Weighted average common shares outstanding
Basic	15,311,947	15,278,771	15,306,174	15,270,154
Diluted	15,371,718	15,389,104	15,369,523	15,360,046

Dividends declared per common share	$0.52	$0.52	$2.08	$2.06

Balance Sheet Data
(in thousands)	Dec. 31	Dec. 31
	2020	2019

Cash, cash equivalents and marketable securities	$323,445	$202,787
Restricted cash, cash equivalents and marketable securities	158,162	158,082
Current assets	456,755	341,053
Property and equipment, net	520,318	535,430
Total assets	1,362,132	1,286,648
Current liabilities	281,228	194,763
NHC stockholders' equity	795,177	778,593

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Selected Operating Statistics
	Three Months Ended		Year Ended
	December 31		December 31
	2020	2019	2020	2019
Skilled Nursing Per Diems:
Medicare	$533.95	$498.10	$518.46	$470.74
Managed Care	418.14	403.30	408.92	396.17
Medicaid	258.47	200.71	220.50	197.95
Private Pay and Other	250.54	243.68	249.61	242.99

Average Skilled Nursing Per Diem	$317.94	$275.03	$290.10	$271.07

Skilled Nursing Patient Days:
Medicare	96,943	102,798	387,540	428,367
Managed Care	58,085	62,956	223,629	251,691
Medicaid	290,979	343,348	1,289,435	1,332,025
Private Pay and Other	140,288	174,979	625,313	698,554

Total Skilled Nursing Patient Days	586,295	684,081	2,525,917	2,710,637

The tables below provide reconciliations of GAAP to non-GAAP items (in thousands, except per share amounts):

	Three Months Ended		Year Ended
	December 31		December 31
	2020	2019	2020	2019
Net income attributable to National Healthcare Corporation	$27,550	$13,770	$41,871	$68,211
Non-GAAP adjustments
Unrealized (gains)/losses on marketable equity securities	(16,614)	3,866	23,966	(12,230)
Gain on sale of real estate/healthcare facilities	(2,784)	-	(2,784)	-
Gain on acquisitions of equity method investments	-	-	(1,707)	(1,975)
Operating results for newly opened facilities not at full capacity (1)	200	(172)	602	712
Stock-based compensation expense	646	430	2,453	1,878
Provision of income taxes on non-GAAP adjustments	4,824	(1,072)	(5,858)	3,020
Non-GAAP Net income	$13,822	$16,822	$58,543	$59,616

GAAP diluted earnings per share	$1.79	$0.89	$2.72	$4.44
Non-GAAP adjustments
Unrealized gains on marketable equity securities	(0.80)	0.19	1.15	(0.59)
Gain on sale of real estate/healthcare facilities	(0.13)	-	(0.13)	-
Gain on acquisitions of equity method investments	-	-	(0.08)	(0.09)
Operating results for newly opened facilities not at full capacity (1)	0.01	(0.01)	0.03	0.03
Stock-based compensation expense	0.03	0.02	0.12	0.09
Non-GAAP diluted earnings per share	$0.90	$1.09	$3.81	$3.88

(1) The newly opened facilities not at full capacity for the 2020 period presented consist of facilities opened from 2018 through 2020 (one memory care facility). The newly opened facilities for the 2019 period presented consist of facilities opened from 2017 through 2019 (one skilled nursing facility, two assisted living facilities, and one memory care facility).

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